AmeriSource                      Bergen Brunswig Corporation
[GRAPHIC OMITTED]                [GRAPHIC OMITTED]


Contact:   Michael N. Kilpatric               Donna Dolan
           610/727-7118                       714/385-4226
           mkilpatric@amerisource.com         donna.dolan@bergenbrunswig.com
           --------------------------         ------------------------------


FOR IMMEDIATE RELEASE

                   AMERISOURCE AND BERGEN BRUNSWIG TO COMBINE,
               CREATING A $35 BILLION HEALTHCARE SERVICES COMPANY

                 -- Merger of Equals to Deliver Expanded Growth,
     Enhanced Customer Offerings and Synergies Of More Than $125 Million --

     VALLEY FORGE, PA, and ORANGE, CA, March 19, 2001 - AmeriSource Health Corporation (NYSE:AAS) and Bergen Brunswig Corporation (NYSE: BBC) today announced that the two companies have agreed to combine in a $7 billion merger of equals.

     The stock-for-stock transaction will create a new company, called AmeriSource-Bergen Corporation, with approximately $35 billion in annual operating revenue. As a combined company, AmeriSource-Bergen expects to generate enhanced growth, achieve annual operating synergies of more than $125 million by the end of the third year and produce substantial benefits for customers and employees. The new company will have its headquarters in Valley Forge, Pennsylvania, and its west coast management center will be located in Orange, CA.

     Under the terms of the agreement, which has been unanimously approved by both Boards of Directors, each share of Bergen Brunswig common stock will be converted into 0.37 share of AmeriSource-Bergen common stock while each share of AmeriSource common stock will be converted into one share of AmeriSource-Bergen common stock. The transaction will be tax free to shareholders of both companies. The new company will have approximately 103 million shares outstanding, with current AmeriSource shareholders owning

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approximately 51% of the combined company and current Bergen Brunswig shareholders owning about 49%. Based on closing stock prices on March 16, 2001, the new company will have a pro forma market capitalization of approximately $5 billion and approximately $2 billion of debt. The transaction is expected to be accounted for as a purchase transaction under new guidelines for business combinations proposed by the Financial Accounting Standards Board (FASB).

     Upon closing, under the proposed FASB purchase accounting rules, the transaction is expected to be non-dilutive, before synergies and special items. The combination is expected to close during the summer of 2001. The transaction is subject to Hart-Scott-Rodino review, approval by shareholders of AmeriSource and Bergen Brunswig, confirmation of the new FASB purchase accounting rules, and other customary closing conditions.

Strategic Rationale

     "Bringing together AmeriSource and Bergen makes great sense strategically, financially, operationally and culturally. Our two companies have significant complementary strengths that will allow us to deliver enhanced benefits for shareholders, customers, suppliers and employees," said Robert E. Martini, Chairman and Chief Executive Officer of Bergen Brunswig, who will become Chairman of the new company. "This is a combination of equals. But more than that, both companies understand the pharmaceutical distribution business and have corporate cultures that are admired for their focus on quality, efficiency and customer satisfaction.

     "We also feel that PharMerica's long-term-care pharmacies and its workers' compensation business as well as ASD's specialty healthcare offerings of oncology, vaccines and biotech products, which are a part of Bergen's portfolio of businesses, will enhance AmeriSource-Bergen's position in healthcare services by providing greater depth of product offerings."

     R. David Yost, Chairman and Chief Executive Officer of AmeriSource, who will become Chief Executive Officer and President of AmeriSource-Bergen,

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said, "As independent companies, AmeriSource and Bergen each have tremendous strengths and excellent growth opportunities. Together, we will have an enhanced ability to grow and create new offerings and innovative programs to further meet our customers' growth needs. This is a true combination of equals and our approach to the integration will be to select the best people, programs and operations from each company. With the synergy of our complementary programs and resources, this combination benefits the customers of both companies. In addition, it enhances our confidence that we can sustain a long-term earnings per share growth rate of 20 percent and continue to create significant shareholder value."

     AmeriSource and Bergen match up well in geography and customer groups. While both companies operate nationally, AmeriSource has a larger presence in the Eastern U.S., and Bergen's distribution business has a larger presence in the West. The companies have complementary independent retail pharmacy programs. Both companies supply health systems customers which will benefit from the addition of Bergen's alternate site business. Also, AmeriSource's American Health Packaging unit will provide added benefits to Bergen's PharMerica and drug distribution operations. Throughout all their operations AmeriSource and Bergen Brunswig share a common culture of providing outstanding service and making customer satisfaction paramount.

Management

     The senior management of AmeriSource-Bergen will also include Kurt J. Hilzinger, the President and Chief Operating Officer of AmeriSource, who will become Executive Vice President and Chief Operating Officer of the combined company, and Neil F. Dimick, Bergen's current Chief Financial Officer, who will become Executive Vice President and Chief Financial Officer of the new Company.

     The new Company structure also includes an Executive Management Committee. Led by CEO Yost, the AmeriSource-Bergen committee will include Hilzinger and Dimick as well as three Senior Vice Presidents. They are Brent R.

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Martini, currently President of the drug distribution business at Bergen, who will become President of AmeriSource-Bergen Drug Company; Charles J. Carpenter who will continue as President of PharMerica, now a Bergen subsidiary; and Steven H. Collis, currently President of Bergen's ASD Specialty Healthcare, Inc, who will continue to head the unit under AmeriSource-Bergen.

     The Board of Directors of the new Company will have ten members. In addition to Martini and Yost, there will be a total of eight independent directors, with three each from AmeriSource and Bergen Brunswig. Also, AmeriSource-Bergen will nominate two additional unaffiliated directors.

Synergies

     The companies expect to achieve more than $125 million in annual operating savings by the end of the third year after the transaction closes.

     "Our combination will result in fewer, but larger and more efficient distribution centers, consolidation of our corporate staffs, efficiencies in purchasing, lower-cost financing, and very significantly enhanced customer offerings and programs," said Yost. "Pharmaceutical distribution represents one of the very few segments in healthcare that has met the challenge of reducing costs steadily and consistently over time, and this combination will accelerate that trend. Both companies have previously demonstrated the ability to take costs out of merged operations. The experience of the combined management teams in integrating pharmaceutical distribution businesses gives us confidence that this melding of companies will be smooth and productive, constantly meeting or exceeding customers' expectations for exceptional service."

     Mr. Yost continued, "While achieving operational efficiencies is essential, we also see enhanced growth opportunities by creating new customer programs and expanding our offering of value-added services. These programs, which streamline the supply chain in a way that improves overall efficiency, are beneficial to us as well as to our customers."

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     Yost concluded, "Our new company will operate a more effective and efficient healthcare services business, one that will emerge as the leader in our growing industry."

     Under the proposed new business combination accounting guidelines, the companies anticipate that there will be approximately $10 million in annual expenses related to purchase accounting adjustments. These adjustments will be more than offset by the elimination of $23 million per year of goodwill amortization for the combined company.

     AmeriSource was represented by Goldman, Sachs & Co. and Bergen Brunswig was represented by Merrill Lynch & Co.

Webcast Conference Call

     AmeriSource and Bergen will host a conference call this morning at 10:30 a.m. Eastern Standard Time to discuss the merger. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the conference call live and archived over the Internet at http://www.amerisource.com. Please allow 15 minutes prior to the call to visit the sites and download and install any necessary audio software.

     In addition, the companies will host an investor presentation at 1:30 p.m. Eastern Standard Time in New York. The presentation will be broadcast live over the Internet. Listeners may access the presentation live and archived over the Internet at www.amerisource.com. Please allow 15 minutes prior to the start of the presentation to visit the sites and download and install any necessary audio and video software.

About AmeriSource

     AmeriSource Health Corporation, with more than $13 billion in annualized operating revenue, is a leading distributor of pharmaceutical and related healthcare products and services, and the industry's largest provider of pharmaceuticals to acute care/health systems customers. Headquartered in Valley Forge, PA, the Company serves its base of about 15,000 customer

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accounts through a national network of 22 strategically located drug distribution facilities. For news and additional information about the company, visit its web site at www.amerisource.com.

About Bergen Brunswig

     Bergen Brunswig Corporation, headquartered in Orange County, California, is a leading supplier of pharmaceuticals and specialty healthcare products as well as information management solutions and consulting services. With $22 billion in annualized operating revenues, Bergen's customers include the nation's healthcare providers (hospitals, nursing homes, physicians), drug stores, manufacturers and patients. Through its Drug Company's 30 distribution centers and its other subsidiary companies, Bergen provides product distribution, logistics, pharmacy management programs, and Internet fulfillment strategies designed to reduce costs and improve patient outcomes across the entire healthcare spectrum. Bergen Brunswig press releases are available on the Company's website at www.bergenbrunswig.com.

Forward-Looking Statements

The foregoing communication contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include statements addressing future financial and operating results of AmeriSource and Bergen Brunswig and the timing, benefits and other aspects of the proposed merger.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to obtain, or meet conditions imposed for, governmental approvals for the transaction; failure of the stockholders of AmeriSource and Bergen Brunswig to approve the merger; the risk that the businesses of AmeriSource and Bergen Brunswig will not be integrated successfully; failure to obtain and retain expected synergies; and other economic, business, competitive and/or regulatory factors affecting the businesses of AmeriSource and Bergen Brunswig generally. More detailed information about these factors is set forth in AmeriSource's and Bergen Brunswig's filings with the Securities and Exchange Commission, including each

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of their Annual Reports on Form 10-K for fiscal 2000 and their most recent quarterly reports on Form 10-Q. AmeriSource and Bergen Brunswig are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

In connection with their proposed merger, AmeriSource and Bergen Brunswig will file a joint proxy statement/prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by AmeriSource and Bergen Brunswig at the Securities and Exchange Commission's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained for free from AmeriSource or from Bergen Brunswig by directing such request to AmeriSource Health Corporation, General Counsel, 1300 Morris Drive, Suite 100, Chesterbrook, Pennsylvania 19087-5594, Telephone:
(610) 727-7000; or to Bergen Brunswig Corporation, Attention: Corporate Secretary, 4000 Metropolitan Drive, Orange, California 92868-3510, Telephone:
(714) 385-4000.

Participants in Solicitation

AmeriSource and Bergen Brunswig and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the proposed merger. Information concerning AmeriSource's participants in the solicitation is set forth in AmeriSource's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2001, and information concerning Bergen Brunswig's participants in the solicitation is set forth in Bergen Brunswig's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2001.